QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated June 11, 2004, accompanying the consolidated financial statements of Isonics Corporation and Subsidiaries included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2004. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on forms S-3, S-4, and S-8 (File Nos. 333-86860, 333-52514, 333-74339, 333-46542, 333-37696, 333-110032, 333-112952, 333-114521, and 333-115194).

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Denver, Colorado
July 28, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM